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                                                                    Exhibit 23.4


                                                      Consent


Scott Ziegler


I hereby consent to being named in the registration statement on Form SB-2 of Chipcards, Inc. as a nominee to serve as a director upon the completion of the initial public offering of Chipcards, Inc.




/s/ Scott Ziegler

New York, New York
November 12, 2001